Exploration & Storage


Lake Ontario
Rochester
NY
Buffalo
Lake Erie
Erie
PA
New York
Pittsburgh
Harrisburg
Amarillo
Dallas
El Paso
TX
Houston
CA
Bakersfield
Los Angeles
Seneca Resources Areas

Pipeline & Storage


Lake Ontario
NY
Rochester
Buffalo
Lake Erie
Erie
PA
New York
Pittsburgh
Harrisburg
Storage Areas
System Pipelines

Utility



Lake Ontario
Rochester
NY
Buffalo
Lake Erie
Erie
PA
New York
Pittsburgh
Harrisburg
Distribution Corporation Service Area

Energy Marketing


Lake Ontario
NY
Rochester
Syracuse
Buffalo
Lake Erie
Albany
Erie
Binghamton
PA
New York
National Fuel Resources Marketing Area